                                   AMENDMENT NO. 1
                                        TO
                          CONTINENTAL MEDICAL SYSTEMS, INC.
                            1992 CEO STOCK OPTION PLAN

Section 5(k) is hereby amended to read as follows:


     (k) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state or local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, an Optionee may satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold Shares subject to the exercise (or by returning previously acquired Shares or other Common Stock to the Company); provided, however, that with respect to an Optionee who is subject to section 16 of the Securities Exchange Act of 1934, any such amount of federal taxes required to be withheld shall be satisfied automatically by withholding Shares subject to the exercise. The Company may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares or other Common Stock shall be valued, for purposes of this Subsection
(k), at its fair market value on the date the amount attributable to the exercise of the Option is includable in the income of the Optionee under section 83 of the Code (the "Determination Date").

     If Shares or other Common Stock acquired by the exercise of an incentive stock option is used to satisfy the withholding requirement described above, such Shares or other Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. If Shares or other Common

Stock acquired by the exercise of a nonqualified stock option or of an option under a similar plan is used to satisfy such withholding requirement, such option must have been granted to the Optionee at least six months prior to the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                          1992 CEO STOCK OPTION PLAN


1.  PURPOSE.

    The 1992 CEO Stock Option Plan (the "Plan") is intended to enable Continental Medical Systems, Inc. (the "Company") to provide its chief executive officer, in connection with the amendment and extension of his Employment Agreement, with incentive to promote the best interests of the Company and its subsidiaries through the grant of a nonqualified stock option (the "Option").

    The term "nonqualified stock option" means an option which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The term "subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

2.  ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee of the Company's Board of Directors if one has been established or, if not, the entire Board of Directors (the "Committee"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. No member of the Committee shall be eligible, nor shall have been eligible at any time within one year prior to his appointment to the Committee, for selection as a person to whom Options may be granted pursuant to the Plan or to whom stock grants or stock options may be granted pursuant to any other plan of the Company or any of its "affiliates," as defined in the Securities Exchange Act of 1934, entitling the participant therein to acquire stock, or stock options of the Company or any of its affiliates, except that a member of the Committee may receive stock options under the 1989 Non-Employee Directors' Stock Option Plan of the Company, as the same may be amended from time to time.

    Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to grant or not to grant the Option and to set the date of grant and the other terms of the Option. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and the Option granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in the Option in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiaries, officers and employees (including former officers and employees) of the Company and any subsidiary, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board of Directors of the Company (the "Board") or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

3.  ELIGIBILITY.

    The person eligible to receive the Option shall be the chief executive officer of the Company on May 26, 1992, provided that he is still so serving on the date of grant.

4.  STOCK SUBJECT TO THE PLAN.

    Subject to further adjustment as provided in Section 7 hereof, 500,000 shares of $.01 par value Common Stock of the Company (the "Shares") shall be available for the grant of the Option, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

    If the Option expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall no longer be reserved or available for the granting of Options under the Plan.

5.  GRANTS, TERM AND CONDITIONS OF OPTIONS.

    Under the expiration or earlier termination of the Plan, the Committee may grant the Option to the aforesaid chief executive officer (the "Optionee"). The Option shall be in such form as the Committee shall approve, and shall be subject to the following terms and conditions:

         (a) PRICE. The option price per Share under the Option shall be determined and fixed by the Committee in its discretion but shall not be less than the greater of $.01 or 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any date shall mean that amount determined by such method of determining fair market value as shall be permitted by the Code, or the rules or regulations thereunder, and used by the Committee from time to time.

                   (b) TERM. Subject to earlier termination as provided in Subsections (e) through (g) below and in Section 7 hereof, the duration of the Option shall not be more than 10 years from the date of grant.

                   (c) LOANS. If the Optionee, at or after the date of grant, is designated as an "eligible participant" by the Committee and if the Optionee thereafter so requests, the Company will loan the Optionee the money required to satisfy any income tax obligations (as opposed to alternate minimum tax obligations) resulting from any exercise of the Option. Any loan or loans to the Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under section 7872 of the Code, and including such other terms of the Committee prescribes.

                   (d) EXERCISE AND PAYMENT. The Option shall be exercisable in such installments and on such dates, not less than one year from the date of grant, as the Committee may specify, provided, that the Committee may determine that the Option will become immediately exercisable in whole or in part. Except as otherwise provided in Subsections (e) through (g) below, Options shall only be exercisable by an Optionee while he remains in the employ of the Company or any subsidiary. Any Shares which may be purchased upon exercise of the Option ("Option Shares"), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. The Option may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares.

                   Only full Shares shall be delivered, and any fractional
              share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

          The purchase price shall be payable: (i) in cash or its equivalent, or (ii) if the Committee, in its discretion, so provides in the stock option agreement, in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided that if such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option or a nonqualified stock option and are being tendered as payment of the option price under a nonqualified stock option, such shares have been held by the Optionee for more than one year.

          In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with Subsection (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

          (e) DEATH OF OPTIONS. If the Optionee's employment is terminated by reason of his death prior to the expiration date of his Option, or if his employment is terminated (as described in Subsections (f) and (g) below) or if the Optionee shall die following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under Subsections (f) or (g) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) one year following the date of the Optionee's death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to Subsections (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

          (f) DISABILITY OF OPTIONEE. If the Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment with the Company or any subsidiary, and his employment with the Company and all subsidiaries is terminated as a consequence of such disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) 90 days following the date of the Optionee's termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (g) TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee's employment with the Company and all subsidiaries is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) 90 days after the date of termination or (ii) the expiration date of such Option; provided, however, if an Optionee's employment is terminated voluntarily by the Optionee without "good reason" or by the Company "for cause" (in each case as defined in the Optionee's Employment Agreement), the Optionee shall have no right to exercise his Option on or after the date of such termination.

          (h) TRANSFERABILITY. The Option shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

          (i) RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

          (j) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of the Option, the Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement"). The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of the Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

          (k) WITHHOLDING. The obligations of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

6.  LISTING AND REGISTRATION OF SHARES.

      The Option shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. The Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

7.  ADJUSTMENTS.

     The number of Shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalizaiton of the Company.

     In the event of a proposed dissolution, liquidation, or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which holders of shares of Common Stock are to receive cash, securities or other property, the Committee shall, in its unlimited discretion, have the power prior to such event (i) to terminate all outstanding Options upon at least seven days' prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (ii) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to optionees in partial consideration for such exchange.

8.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board at any time, and from time to time, may suspend or discountinue the Plan or amend it and any outstanding Options in any respect whatsoever, provided, however, that without the approval of the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held: (a) the maximum number of Shares with respect to which Options may be granted under the Plan shall not be increased except as permitted under Section 7 hereof, (b) the lowest price at which Options may be granted shall not be reduced, (c) the duration of the Plan under Section 12 hereof shall not be extended, and (d) the Plan may not be amended if such amendment would materially increase the benefits accruing to the Optionee or materially modify the requirements as to eligibility for participation in the Plan; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

9.  ABSENCE OF RIGHTS.

     The granting of the Option shall not entitle the Optionee to continued employment by the Company or a subsidiary or affect the terms and conditions of such employment, and the Company shall have the absolute right, subject to the provisions of his Employment Agreement, to retire the Optionee in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total temination of his Option.

10. SHAREHOLDER APPROVAL.

     This Plan was adopted by the Company on May 26, 1992 and is subject to approval by its stockholders prior to May 26, 1993.

11. NO OBLIGATION TO EXERCISE OPTION.

     The granting of the Option shall impose no obligation upon the Optionee to exercise such Option.

12. TERMINATION OF PLAN.

     No Options may be granted after May 25, 1993, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

                     CONTINENTAL MEDICAL SYSTEMS, INC.
                    NON-QUALIFIED STOCK OPTION AGREEMENT

     NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of the 26th day of May, 1992 (the "Grant Date") between Continental Medical Systems, Inc., a Delaware
Corporation (the "Company"), and                       (the "Optionee"), a
key employee of the Company and/or its wholly-owned subsidiaries.

     WHEREAS, in accordance with the provisions of the Company's 1992 CEO Stock Option Plan and the Optionee's Employment Agreement dated as of May 26, 1992 (the "Employment Agreement"), the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided. Except as otherwise provided herein, capitalized terms used herein and not specifically defined herein shall have the same meanings as in the Company's 1986 Stock Option Plan, as amended.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1. GRANT OF OPTION; STOCKHOLDER APPROVAL. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate
of       Shares (the "Option"). The Option is not intended to qualify as an
"incentive stock option", as defined by section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provision hereof, the Option shall be terminated and non-exercisable if the 1991 CEO Stock Option Plan is not expressly approved by the stockholders of the Company prior to November 14, 1992.

     2. PURCHASE PRICE. The purchase price per share (the "Option Price") of
the Shares covered by the Option (the "Option Shares") shall be $      .

     3. TERM. Unless earlier terminated pursuant to any provision hereof, the
Option shall expire on           (the "Expiration Date").

     4. EXERCISE OF OPTION. Except as provided herein, the right of the Optionee to exercise any installment of the Option is subject to the condition that the Optionee be employed as a key employee of the Company, or any subsidiary of the Company, as defined by section 425(f) of the Code, on the date such installment becomes exercisable. The Option shall become exercisable in five (5) equal installments; and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of shares:

DATE INSTALLMENT BECOMES
    EXERCISABLE                   NUMBER OF OPTION SHARES
------------------------          -----------------------
                                an additional        Shares
                                an additional        Shares
                                an additional        Shares
                                an additional        Shares
                                an additional        Shares


The right of the Optionee to purchase the Option Shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option.

      Notwithstanding any other provision hereof, the right of the Optionee to exercise this Option with respect to all of the Option Shares shall accelerate and this Option shall become fully exercisable upon: (a) the death of the Optionee; (b) termination of the Optionee's employment due to the disability of the Optionee as defined in the Employment Agreement; (c) the termination of the Optionee's employment by the Company other than for "cause" as defined in the Employment Agreement; (d) the termination of Optionee's employment by the Optionee for "good reason" as defined in the Employment Agreement; or (e) the occurrence of a "Change of Control" as defined in the Employment Agreement. This Option, accelerated to the extent herein provided, may be exercised by the Optionee within 90 days after the event in (a) through (e) giving rise to such acceleration except in the case of his death in which event the exercise period shall be one year following such death.

     5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement the Option may be exercised by written notice to the Company at its principal office, which is presently located at 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055. Such notice (in the form attached hereto) shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full Option Price of such Option Shares. The Option Price shall be paid in cash, or by check, bank draft, or postal or express money order, or, in Shares previously acquired by the Optionee (provided that if such Shares were acquired through exercise of an incentive stock option, such Shares shall have been held by the Optionee for a period not less than the holding period described in section 422A(a)(1) of the Code; or if such Shares were acquired through exercise of a non-qualified stock option, such Shares shall have been held by the Optionee for more than one year), or in a combination of cash (or its equivalent) and Shares. Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company. The Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of this Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

     6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of legal disability, by the Optionee's legal representative.

     7. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

     8. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning non-qualified stock options, and its interpretation shall otherwise be governed by Delaware law.

     9. ADJUSTMENTS. The number of Option Shares, as stated in Section 1 hereof (as well as the Option Price stated in Section 2 hereof), shall be equitably adjusted by the Board of Directors to reflect any stock dividend, stock split, share combination or similar change in the capitalization of the Company.

     In the event of a proposed dissolution, liquidation or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which the holders of shares of Common Stock are to receive cash, securities or other property, the Board of Directors shall, in its unlimited discretion, have the power prior to such event (a) to terminate this Option upon at least seven (7) days' prior notice to the Optionee and, if the Board of Directors deems it appropriate, to cause the Company to pay to the Optionee an amount in cash with respect to each Share to which this Option pertains at the time of such termination equal to the difference between the Option Price and the value, as determined by the Board of Directors in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or
(b) to provide for the exchange of this Option for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Board of Directors in its sole discretion, in the Option Price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to the Optionee in partial consideration for such exchange.

     IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.

                                     CONTINENTAL MEDICAL SYSTEMS, INC.

                                     By: ______________________________


                                     _____________________________(SEAL)
                                     Optionee

                      CONTINENTAL MEDICAL SYSTEMS, INC.

              Notice of Exercise of Non-Qualified Stock Option

     I hereby exercise the non-qualified stock option granted to me as of ____________________, _____ by Continental Medical Systems, Inc., with respect to the following number of shares of Continental Medical Systems, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:

     Number of Shares to be purchased     _________________
     Option pricer per Share              $________________
     Total option price                   $________________

     Enclosed is my check in the amount of $________________ (and/or ____________ Shares)(1) in full payment for such Shares.

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names(2) ________________________ __________________ and sent to _____________________________________________ .

DATED: __________________, 19__.

                                       ___________________________________
                                              Optionee's Signature


__________
1. The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Optionee's Non-Qualified Stock Option Agreement dated May 26, 1992.

2. Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his or her spouse.